Exhibit 10.1

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PATENT ASSIGNMENT AND LICENSE AGREEMENT

This Patent Assignment and License Agreement (hereinafter the “Agreement”), effective as of April 23, 2014 (the “Effective Date”), is entered by and between:

TROVAGENE, INC., a California company with offices located at 11055 Flintkote Avenue, San Diego California, 92121 (hereinafter referred to as “Trovagene”);

and

GENSIGNIA IP LTD., a UK company with offices located at 18 South Street, Mayfair, London, W1K 1DG, United Kingdom (hereinafter referred to as “GenSignia”);

RECITALS

A.         WHEREAS Trovagene owns or has exclusive rights in or to certain patents and patent applications related to certain diagnostic tests;

B.         WHEREAS GenSignia desires to obtain an assignment of Trovagene’s rights in such patents and patent applications; and

C.         WHEREAS, subject to the terms and conditions set forth in this Agreement, Trovagene is willing to assign its rights in such patents and patent applications to GenSignia subject to receiving a perpetual, exclusive, irrevocable license in the Field (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements, covenants and conditions herein contained all the Parties hereto hereby agree as follows:

Article 1                                          Definitions

For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1                              “Affiliate” shall mean with respect to any corporation, partnership or other business entity a Person or any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” (including with correlative meaning, the terms “controlled by” and “under common control with”) shall mean, directly or indirectly, the ownership of fifty percent (50%) or more of the voting securities or other voting interests of such Person, or the ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person.

1.2                              “Bundled Product” shall mean a Product for which Net Sales is calculated that is sold or otherwise transferred or delivered with one or more other products or services in circumstances where the price of such Product is either not shown separately on the invoice or is shown as nil (free of charge).

1.3                              “Bundled Product Adjustment” means the following:

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(a)                                  In the event of a Bundled Product, then Net Sales for such Bundled Product shall be calculated, on a country-by-country basis, by multiplying actual Net Sales of such Bundled Product by the fraction A/(A+B), where A is the average gross invoiced sales amount of the Product if sold separately in finished form, and B is the average gross invoiced sales amount of all other products or services in finished form in such country.

(b)                                  If, on a country-by-country basis, the Products are sold separately in finished form in such country but the other products or services in the Bundled Product are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Bundled Product by the fraction C/(C+D), where C is the average gross invoiced sales amount of the Products in finished form in such country, and D is the difference between the average gross invoice sales amount of the Bundled Product and the average sales price of the Products in finished form in such country.

(c)                                   If, on a country-by-country basis, the other products or services in the Bundled Product are sold separately in finished form in such country but the Products are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Bundled Product by the fraction 1 minus C/(C+D), where C is the average gross invoiced sales amount of the other products or services in finished form in such country, and D is the difference between the average gross invoiced sales amount of the Bundled Product and the average gross invoiced sales amount of the other products or services in finished form in such country.

(d)                                  If, on a country-by-country basis, neither the Products nor the other products or services of the Bundled Product are sold separately in finished form in such country, Net Sales of the Bundled Product shall be determined by the Parties in good faith based on the relative fair market value for the Products and products or services, as applicable.

1.4                              “Confidential Information” means any and all information, data, results, inventions, trade secrets, techniques, material, or compositions of matter of any type or kind, including without limitation all know-how and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, personnel, financial, legal and commercial information or data, whether communicated in writing, orally or by any other method, that a Party treats or identifies as confidential and, in each case, is disclosed by one Party to the other Party with respect to such disclosing Party’s rights or obligations under this Agreement.

1.5                              “Distributors” shall mean any Third Party appointed by GenSignia or any of its Affiliates to distribute, market and sell Products of GenSignia or any of its Affiliates that:  (i) is not required to make royalty or other similar payment to GenSignia or any of its Affiliates with respect to any Transferred Patent whose claims cover the Product; and (ii) has no right to market such Product under its own trademark or trade name.

1.6                              “End User” shall mean the ultimate user or practicer of a Product.

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1.7                              “Field” shall mean use, practice or other exploitation in urine for any and all indications, including for the performance of diagnostic tests in urine.

1.8                              “Licensee” shall mean any individual or entity to whom GenSignia or any of its Affiliates grants a license to research, develop, make, have made, use, sell, offer to sell, have sold,  import or otherwise practice or exploit Products covered by Transferred Patent Rights in the Territory.

1.9                              “License Income” shall mean all up-front fees, license signing fees, milestone payments, success fees, royalties and other consideration received by GenSignia or its Affiliates from Licensees on account of the use or sale of Products or grant of a license under the Transferred Patents; provided, however that License Income will not include: (a) amounts paid by such licensee as reimbursement for research and development costs incurred under such license with respect to Products in the event GenSignia collaborates on research and/or development with such a licensee; (b) bona fide loans with market terms; (c) fair market value reimbursement for clinical trial costs and expenses; (d) equity investment in GenSignia at the market value for such equity; (e) amounts paid at fair market value for supplies of Products or other tangible materials, or that are otherwise paid in reimbursement of costs or expenditures, whether incurred before or after the date of the relevant license agreement; (f) upfront fees and milestone payments payable solely for products other than the Products, and (g) withholding taxes or other amounts actually witheld from the amounts received, paid to a governmental authority and not reimbursed by Licensee or any Third Party.  License Income shall also not include amounts received in connection with a merger, consolidation or sale of all or substantially all of the business or assets of GenSignia to which this Agreement relates.

1.10                       “Net Sales” shall mean, with respect to each Product, the total amount invoiced by GenSignia and its Affiliates and Distributors for sales of Products to Third Parties (other than Distributors in the Territory, except as set forth below), less the following deductions with respect to such sale, to the extent applicable to the Products, and to the extent actually allowed and/or taken:  (i) trade, cash and quantity credits, discounts, credits, and refunds, (ii) allowances or credits for returns or rejected Product; (iii) prepaid freight and insurance; (iv) sales taxes and other governmental charges (including value added and similar taxes, but solely to the extent not otherwise creditable or reimbursed and excluding any income tax) actually paid by GenSignia or its Affiliates in connection with the sale; and (v) customary rebates (including, for this purpose, discounts provided by means of chargebacks or rebates) actually granted to managed health care organizations, federal, state, or local governments (or their agencies) (including without limitation Medicaid rebates), all to the extent in accordance with GAAP as consistently applied across all Products.

For the avoidance of any doubt, (i) sales between GenSignia and its Affiliates, or (ii) from GenSignia or any of its Affiliates to any of its or their Distributors or Licensees shall be excluded from the computation of Net Sales, except in connection with sales where such Affiliates, Distributors or Licensees are End Users.

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Such amounts shall be determined from books and records maintained in accordance with the law under which GenSignia is organized.

1.11                       “Party” or “Parties” shall mean either Trovagene or GenSignia or both, as applicable.

1.12                       “Pending Patent Claim” means a claim in a pending patent application within the Transferred Patents that has not been abandoned, expired or held finally rejected by a decision of a court or governmental authority of competent jurisdiction over such claim, and which rejection is not appealable or has not been appealed within the time allowed for appeal.

1.13                       “Person” shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

1.14                       “Products” shall mean (i) any process which is covered, in whole or in part, by any Pending Patent Claim or any Valid Claim of any Transferred Patent; and (ii) any any product, the manufacture, use or sale of which is covered, in whole or in part, by any Pending Patent Claim or any Valid Claim of any Transferred Patent.

1.15                       “Reserved Indication” shall mean the performance of diagnostic tests for lung cancer in the Field.

1.16                       “Royalty Term” means, with respect to a Product, for each country in the Territory, the period of time commencing on the first commercial sale of such Product in any country and ending upon the expiration of the last Valid Patent Claim.

1.17                       “Territory” means all of the countries in the world, and their territories and possessions, where there is a Valid Patent Claim or Pending Patent Claim in effect.

1.18                       “Third Party” or “Third Parties” shall mean any individual, entity or entities other than GenSignia, Trovagene, and their respective Affiliates.

1.19                       “Transferred Patents” shall mean:

(i)                        all patents and patent applications listed in Exhibit A attached hereto, and any patents issuing on such patent applications;

(ii)                     any divisional, continuations, continuations-in-part, refiling, and extensions of any of the foregoing patents and patent applications;

(iii)                  all substitutions, reissues, renewals, re-examinations, patents of addition, and inventors’ certificates thereof, patent term extensions, supplementary protection certificates and exclusivity extensions of the foregoing patents; and

(iv)                 any foreign counterparts with respect to any of the foregoing.

1.20                       “Valid Patent Claim” means a claim of an issued and unexpired Transferred Patent or a Pending Patent Claim, which, in either case, has not been revoked or held unenforceable or invalid, or held finally rejected, by a decision of a court or other governmental agency of competent jurisdiction over such claim, and which is not appealable or has not been appealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue,

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re-examination or disclaimer, otherwise, and which has not been abandoned or expired.

Article 2                                          Assignment and Grant of License

2.1                         Assignment. Trovagene, concurrent with the execution of this Agreement, shall assign all right, title and interest in the Transferred Patents to GenSignia by executing the patent assignment document attached hereto as Exhibit B.

2.2                         License to Trovagene.  Upon the terms and subject to the conditions of this Agreement, subject to execution of the assignment in Section 2.1 above, GenSignia hereby grants to Trovagene an exclusive (even as to GenSignia), royalty-free, fully paid up, perpetual, irrevocable license under the Transferred Patents to research, develop, make, have made, use, sell, offer to sell, have sold, import and export, and otherwise practice and exploit Products in the Field in the Territory. Such license is freely transferable and sublicensable, in whole or in part, and including through multiple tiers.

2.3                         No Implied License. No right or license under any know-how, or other intellectual property other than the Transferred Patents is granted to GenSignia or shall be granted by implication or estoppel.

2.4                         Right of First Refusal.

(a)         Trovagene hereby grants to GenSignia an exclusive right of first refusal to negotiate a license under the Transferred Patents in the Reserved Indication, on the terms and subject to the conditions set forth in this Section 2.4.  Such right would be triggered by either:

i.     Trovagene’s written notification to GenSignia that Trovagene or its Affiliates intends to grant a Third Party a license or similar right to commercialize Products in the Reserved Indication in the Territory; or

ii.   GenSignia providing written notice to Trovagene of GenSignia’s interest in pursuing a license to the Transferred Patents in the Reserved Indication.

(b)         Upon receipt of such written notice, GenSignia shall have forty-five (45) days to negotiate a license under the Transferred Patents in the Reserved Indication with Trovagene on commercially reasonable terms. Unless otherwise agreed by the Parties in writing prior to the expiration of such forty-five (45) day period, Trovagene shall thereafter be free to enter into any agreement or other arrangement with any Third Party for a license or similar right to commercialize a Product in the Reserved Indication with no further obligation to GenSignia.

(c)          The foregoing right of first refusal shall not be triggered by, and nothing herein shall restrict Trovagene from developing Products on its own or in collaboration with any Third Parties or from commercializing Products in the Reserved

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Indication itself, through its Affiliates and Distributors (without the grant of a commercialization license), or through a Third Party.

Article 3                                          Payments

3.1                               In consideration of all the rights granted to GenSignia herein, GenSignia shall pay the following amounts to Trovagene in accordance with written instructions provided by Trovagene to GenSignia, and, all such amounts shall be non-refundable:

(a)         Up-Front Payment: a single one-time payment of $* USD upon execution of this Agreement.

(b)         Milestone Payments: (i) a single one-time payment of $* USD upon the achievement of $* Net Sales in a calendar year, (ii) a single one-time payment of $* USD upon the achievement of $* Net Sales in a calendar year; and (iii) a single one-time payment of $* USD upon the achievement of $* Net Sales in a calendar year, each payable within thirty (30) days following achievement of such Net Sales milestone;

(c)          Royalties: Commencing upon first commercial sale of a Product in the Territory and continuing thereafter throughout the Royalty Term, GenSignia shall pay to Trovagene a royalty equal to * per cent (*%) of Net Sales of such Product in the Territory.  Royalty payments shall be made within thirty (30) days after the end of each calendar quarter for which royalties are due, and shall be payable on a country-by-country, product-by-product basis.  Upon expiration of the Royalty Term for a Product in a country, GenSignia may thereafter continue to sell such Product in such country on a royalty-free basis.  Notwithstanding the foregoing, in the event that during the Royalty Term, the only remaining Valid Claims with respect to a Product in a particular country are Pending Patent Claims that have been pending for more than seven (7) years, the obligation to pay royalties with respect to Net Sales occuring after such date shall be waived until the date such Pending Patent Claims issue, from which point forward all royalties for sales shall recommence and be due and payable and paid within thirty (30) days after the date GenSignia is first notified of the issuance of such Pending Patent Claims; and

(d)         Licensing: in the event that GenSignia derives any License Income during the Royalty Term, GenSignia shall pay * percent (*%) of all such License Income to Trovagene.  Such licensing payments shall be made within thirty (30) days after the end of each calendar quarter in which such payments are due.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

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Article 4                                          Publicity, Use of Names.

4.1                               General. Either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement which the parties have mutually agreed in writing may be publicly disclosed.

4.2                               No Implied License. Except as set forth in Section 4.1, or as expressly permitted by this Agreement, neither Party shall use the name, trademark, trade name or logo of the other Party or its employees, in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party.

Article 5                                          Representations and Warranties

5.1                               Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

(a)         Corporate Existence and Power.  It is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.

(b)         Authority and Binding Agreement.  As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms.

(c)          No Conflict.  It has not entered, and will not enter, into any agreement with any Third Party which is in conflict with the rights granted to the other Party under this Agreement, and has not taken and will not take any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement.

5.2                               Trovagene Representations and Warranties.  Trovagene represents and warrants to GenSignia that as of the Effective Date, it owns the entire right, title and interest under the Transferred Patents necessary to execute the assignment in this Agreement.

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5.3                               No Other Representations or Warranties.  The express representations and warranties stated in this Article 5 are in place of all other representations and warranties, express, implied, or statutory, including without limitation, warranties of merchantability, fitness for a particular purpose, non-infringement or non-misappropriation of Third Party intellectual property rights, title, custom or trade.

Article 6                                          Confidentiality

6.1                               Nondisclosure Obligation.  All Confidential Information shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except to exercise its rights and perform its obligations under this Agreement without the prior written consent of the disclosing Party, except to the extent that the receiving Party can demonstrate by competent written evidence that such Confidential Information: (i) is known by the receiving Party at the time of its receipt and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records, and receiving Party does not have a duty to maintain its confidentiality; (ii) is publicly available other than as a result of any breach of this Agreement by the receiving Party (from and after the date that such information becomes publicly known); (iii) is subsequently rightfully disclosed to the receiving Party on a non-confidential basis by a Third Party who does not have a duty to preserve its confidentiality; or (iv) is independently discovered or developed by the receiving Party without the use of Confidential Information provided by the disclosing Party, as documented by the receiving Party’s records.

6.2                               Return of Confidential Information.  Upon the request of the other Party or within thirty (30) days after any expiration or termination of this Agreement, each Party shall destroy (and certify to the other Party such destruction) or return (as requested by the other Party) all Confidential Information provided by the other Party except as otherwise set forth in this Agreement, and except that each Party may retain a single copy of the Confidential Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information.

6.3                               Permitted Disclosure.  Each Party may disclose Confidential Information provided by the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)         disclosure to governmental or other regulatory agencies in order to obtain patents, or to gain or maintain approval to conduct clinical trials, validation studies or to market Products (in each case to the extent permitted by this Agreement), but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

(b)         complying with applicable court orders or governmental regulations, including without limitation rules or regulations of the Securities and Exchange Commission, or by rules of the National Association of Securities Dealers, any securities exchange or NASDAQ; provided, however, that the receiving Party shall

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first have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information; and

(c)          disclosure to consultants, agents or other Third Parties solely to the extent required to accomplish the purposes of this Agreement or in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents for the purposes of such financing, in each case on the condition that such Third Parties are bound by confidentiality and non-use obligations at least equivalent in scope to those contained in this Agreement and subject to the protection of privilege with respect to the Common Interest Materials (as defined below).

6.4                               Written Agreements.  Each Party shall have in effect or obtain written agreements from each of its employees, consultants and contractors who have access to Confidential Information, which agreements shall obligate such persons to obligations of confidentiality and non-use at least as protective of the Confidential Information of the other Party as the provisions set forth herein.  Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

6.5                               Joint and Common Interest. To facilitate their performance in connection with this Agreement (including without limitation the preparation, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of the Transferred Patents), the parties may share certain information that is protected by the attorney-client privilege, the attorney work product doctrine, and/or other applicable privileges and immunities, including (but not limited to) information regarding their respective analyses of patents and the potential exploitation thereof (collectively, the “Common Interest Materials”).  The parties acknowledge and agree that they have a joint and common legal and commercial interest in sharing the Common Interest Materials in connection with this Agreement.  In furtherance of this Agreement, the parties agree that such sharing and exchange of Common Interest Materials will be subject to the attorney-client privilege, the work product privilege, legal advice privilege and the so-called “Common Interest Doctrine” to the maximum extent possible.  This Agreement memorializes the understanding of the parties that their exchange of the Common Interest Materials is not intended to, and is not understood to, void, waive or compromise in any respect any applicable privilege, protection, immunity, or other legal protection applicable to such information prior to this Agreement and prior to the mutual exchange of information contemplated hereby.

6.6                               Required Disclosure.  If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 6.1, such Party shall promptly provide reasonable advance written notice to the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations.  Each Party shall provide reasonable cooperation to the other Party in any such process.  Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 6, and the Party disclosing Confidential Information pursuant to law or court order shall take

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all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

6.7                               Assertion of Common Interest Doctrine.  If any other person or entity requests or demands, by subpoena or otherwise, any document or other communication received by a party or its counsel pursuant to this Agreement, the requested party will (1) promptly notify the other party, and (2) assert all applicable privileges, including (without limitation) the Common Interest Doctrine, unless attorney-client privilege and all other privileges have previously been waived in writing by the other party.  The requested party further agrees to take all steps reasonable and necessary (including, without limitation, making all appropriate objections and motions) to permit the assertion of all applicable rights and privileges with respect to said Common Interest Materials, and shall cooperate fully in any judicial proceeding relating to the disclosure of the Common Interest Materials.

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Article 7                                          Intellectual Property

7.1           Prosecution and Transferred Patent Status.

(a)         GenSignia shall be responsible for the preparation, filing, prosecution and maintenance of the Transferred Patents, including all payment obligations in all the countries in the Territory where such Transferred Patents have been granted and to defend such Transferred Patents from Third Party challenges.  Trovagene shall have the right to participate in the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of the Transferred Patents at Trovagene’s expense.  GenSignia shall reasonably cooperate with Trovagene in the preparation, prosecution and maintenance of the Transferred Patents and upon request by Trovagene, GenSignia shall provide Trovagene with an update of the filing, prosecution and maintenance status for each Transferred Patent.  GenSignia shall not take or fail to take any action with respect to the preparation, prosecution and maintenance of the Transferred Patents that may adversely affect Trovagene without Trovagene’s prior written consent, such consent not to be unreasonably withheld.

(b)         GenSignia shall not intentionally fail to file or intentionally abandon in any country any of the Transferred Patents without Trovagene first being given a reasonable and timely opportunity to assume full responsibility for the filing and continued prosecution and maintenance of such Transferred Patents.  In the event that GenSignia decides not to file or prosecute, maintain or defend any Transferred Patent in a country, GenSignia shall provide reasonable notice to Trovagene of such decision and such notice shall be at least sixty (60) days prior to any pending lapse or abandonment thereof.  Thereupon, the ownership of such Transferred Patent in that country shall automatically revert to Trovagene.  GenSigna shall cooperate, at Trovagene’s cost, to execute any documents or take any other actions necessary to effect the ownership of such Transferred Patent in Trovagene, and transfer or cause to be transferred to Trovagene the complete prosecution file for such Transferred Patent(s) with respect to such country, including all correspondence and filings with patent granting authorities in such country with respect to such patent(s) and GenSignia shall have no further rights in such Transferred Patent or pursuant to this Agreement with respect to such Transferred Patent.

(c)          In the event that Trovagene or GenSignia becomes aware that a Transferred Patent is challenged in any action or proceeding, such Party shall notify the other Party promptly and shall provide the other Party with available evidence of such suspected infringement or challenge, and following such notification, the Parties shall confer.

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7.2                               Infringement by Third Parties.

(a)         Each Party shall promptly notify the other in writing of any suspected or alleged infringement by Third Parties of any Transferred Patent and provide any information available to that Party relating to such suspected or alleged infringement.

(b)         GenSignia shall have the first right, but not the obligation, to initiate and prosecute any legal action or defense with respect to any infringement of Transferred Patents by Third Parties relating to the infringement activities outside the Field but not in or affecting the Field, at its own expense and, if necessary, to name Trovagene as a co-party.  GenSignia shall pay all attorneys’ fees and costs associated with such action; provided, however, that Trovagene may separately represent itself in such prosecution or defense by counsel of its own choice (at Trovagene’s own expense), in which case Trovagene shall cooperate fully with GenSignia.

(c)          Trovagene shall have the first right, but not the obligation, to initiate and prosecute any legal action or defense with respect to any infringement of Transferred Patents by Third Parties relating to the infringement activities in or affecting the Field, at its own expense and, if necessary, to name GenSignia as a co-party.  Trovagene shall pay all attorneys’ fees and costs associated with such action; provided, however, that GenSignia may separately represent itself in such prosecution or defense by counsel of its own choice (at GenSignia’s own expense), in which case GenSignia shall cooperate fully with Trovagene.

(d)         If, within ninety (90) days of receiving the notice provided for in Section 7.2(b), or thirty (30) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, if the Party with the first right to initiate legal action (the “Initiating Party”) fails to take such action, or if the Initiating Party informs the other Party that it elects not to exercise such first right, the other Party (or its designee) thereafter shall have the right either to initiate and prosecute such action, or to control the defense of such declaratory judgment action, and the other Party shall pay all attorneys’ fees and costs associated with such action; provided, however, that the Initiating Party may separately represent itself in such prosecution or defense by counsel of its own choice (at the Initiating Party’s own expense), in which case the Initiating Party shall cooperate fully with the other Party.

(e)          For any action to terminate any infringement of Transferred Patents, if either Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action.  In connection with any such action, GenSignia and Trovagene shall cooperate fully and will provide each other with any information or assistance that either reasonably requests.  Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, the consultation on and approval of any offer related thereto.

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(f)           Any recovery obtained by either or both GenSignia and Trovagene in connection with or as a result of any action contemplated by this Section 7.2, whether by settlement or otherwise, shall be first applied toward each Party’s costs and expenses incurred in respect of such action.  If the action was solely initiated by one of the Parties, any recovery amount remaining shall be awarded to the Party that initiated such action, provided, however that any such amounts received by GenSignia shall be subject to payment of Royalties pursuant to Section 3.1(b).  If the action was jointly initiated by the Parties, any recovery amount remaining shall be allocated to each of the Parties in proportion to their respective Net Sales, provided, however that any such amounts received by GenSignia shall be subject to payment of Royalties pursuant to Section 3.1(b).

(g)          No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a Transferred Patent may be entered into by GenSignia without the prior written consent of Trovagene.  No settlement of any such action or proceeding which restricts the scope or adversely affects the enforceability, of a Transferred Patent outside of the Field may be entered into by Trovagene without the prior written consent of GenSignia.

Article 8                                               Indemnification

8.1                               Indemnification by Trovagene. Trovagene shall indemnify, defend and hold GenSignia and its officers, directors, shareholders, agents and employees harmless against any and all claims, liability, damage, loss, cost or expense, including reasonable attorney’s fees, (collectively, “Losses”) arising or resulting from any Third Party claim made or suit brought against GenSignia or such persons to the extent any such Losses arise out of (i) any breach by Trovagene of any of its representations or warranties in this Agreement; (ii) Trovagene’s gross negligence or willful misconduct; or (iii) the development, manufacture, use, importation, promotion, marketing, commercialization, distribution and/or sale of Product(s) by Trovagene, or its Affiliates, Distributors, or its sublicensees; provided, however, that Trovagene shall not be required to indemnify GenSignia to the extent it is determined that the Losses resulted from the gross negligence or willful misconduct of GenSignia or to the extent GenSignia would be required to indemnify Trovagene under Section 8.2 below.

8.2                                   Indemnification by GenSignia. GenSignia shall indemnify, defend and hold Trovagene, its Affiliates and sublicensees, and its and their officers, directors, shareholders, agents and employees harmless against any and all Losses arising or resulting from any Third Party claim made or suit brought against Trovagene, its Affiliates or sublicensees or such other persons to the extent any such Losses arise out of (i) any breach by GenSignia of any of its representations or warranties in this Agreement; (ii) GenSignia’s gross negligence or willful misconduct; (iii) the development, manufacture, use, importation, promotion, marketing, commercialization, distribution and/or sale of Product(s) by GenSignia, or its Affiliates, Distributors or licensees provided, however, that GenSignia shall not be required to indemnify Trovagene to the extent it is determined that the Losses resulted

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from the gross negligence or willful misconduct of Trovagene or to the extent Trovagene would be required to indemnify GenSignia under Section 8.1.

8.3                                   Limitation Of Liability.  Neither Party shall be liable to the other Party for incidental, consequential or special damages, including but not limited to lost profits, whether in contract, tort or otherwise, arising from or relating to any breach of or activities under this Agreement, regardless of any notice of the possibility of such damages.  Nothing in this Section 8.3 is intended to limit or restrict the indemnification rights or obligations of any Party under this Agreement, nor to relieve a Party from its obligations with respect to any special, indirect, incidental, or consequential damages awarded to a Third Party in circumstances in which such Party is obligated to indemnify the other Party hereunder.

Article 9                                          Term and Termination

9.1                               Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 9.2, shall be in full force and effect until the expiration of all Valid Patent Claims.

9.2                               Termination for Material Breach. If a Party materially breaches this Agreement, the other Party may terminate this Agreement effective sixty (60) days after providing written notice to the breaching Party, if within that time the breaching Party fails to cure its material breach and the non-breaching Party does not withdraw its termination notice.

9.3                               Effects of Termination.  If a Party terminates this Agreement under Section 9.2, all terms and provisions shall terminate as of the effective date of termination, except as otherwise expressly provided in Section 9.4.  In addition, in the event this Agreement is terminated by Trovagene for an uncured GenSignia material breach, (a) ownership of all of the Transferred Patents shall automatically revert to Trovagene; (b) GenSigna shall cooperate to execute any documents or take any other actions necessary to effect the ownership of such Transferred Patents in Trovagene; and (c) GenSignia shall pay any amounts due pursuant to Article 3 with respect to activities prior to the date of termination.  All rights and licenses granted to Trovagene hereunder shall survive the expiration or termination of this Agreement for any reason.

9.4                               Accrued Rights and Obligations; Survival.  Termination of this Agreement by a Party pursuant to Section 9.2 shall not be a Party’s sole remedy for a material breach of this Agreement, but shall be in addition to any other rights or remedies of a Party under this Agreement or available at law or in equity.  Termination or expiration of this Agreement shall not affect any accrued rights or surviving obligations of the Parties.  The provisions of Articles 6, 8 and 10 and Sections 2.2, 9.3 and 9.4 shall survive the expiration or termination of this Agreement for any reason whatsoever.

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Article 10                                   Miscellaneous

10.1                        Assignment.  GenSignia may not assign or otherwise transfer the Transferred Patents or any of its rights or obligations under this Agreement to any Third Party without the prior express written consent of Trovagene, which consent shall not be unreasonably withheld, provided, however, that Trovagene may without Trovagene’s prior consent assign or otherwise transfer this Agreement and the Transferred Patents to a third party that acquires all or substantially all of the assets of GenSignia to which this Agreement relates (whether by asset sale, merger, change of control, operation of law or otherwise), provided that (a) such third party has financial resources and experience in connection with the sales of diagnostics that are at least comparable to that of GenSignia; (b) such third party expressly agrees in writing to assume the obligations of GenSignia hereunder.  Trovagene may assign or otherwise transfer (by asset sale, merger, change of control, operation of law or otherwise) its rights or obligations hereunder to any Third Party without consent.  In the event either Party transfers its rights hereunder to a third party such Party shall provide prompt written notice to the other Party of such transfer, no later than thirty (30) days after the date thereof. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties. Any purported assignment or other transfer not in compliance with this Section 10.1 will be void.

10.2                        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California, except for any of its choice of law rules that would require the application of the laws of another jurisdiction.

10.3                        Payment Disputes/Arbitration.

(a)         In the event of any dispute, controversy or claim relating to the calculation or payment of Royalties or Licensee Income under this Agreement (a “Dispute”), the Parties shall first try to resolve such Dispute amicably.  In this regard, either Party may send a notice of Dispute to the other, and each Party shall appoint, within ten (10) business days from receipt of such notice of Dispute, a senior executive officer of such Party, who will to attempt to negotiate a resolution to such Dispute.  If these representatives fail to resolve the matter within thirty (30) days from their appointment, or if a Party fails to appoint a representative within the ten (10) business day period set forth above, such Dispute shall immediately be referred to the Chief Executive Officer (or such other officer as the Chief Executive Officer may designate) of each Party who will meet and discuss as necessary in order to try to resolve the dispute amicably within the next thirty (30) days.  Should the Parties fail to reach a resolution under this Section 10.3 in the allotted time, at the option of either Party exercisable by written notice of such Party’s desire to arbitration, such unresolved Dispute shall be submitted to and determined finally and exclusively by expedited arbitration in accordance with this Section 10.3.

(b)         All Disputes subject to resolution pursuant to this Section 10.3 shall be governed exclusively and finally by expedited arbitration with the American Arbitration Association (“AAA”) in such location as mutually agreed and will be initiated and conducted in accordance with the Commercial Arbitration Rules of the AAA, as

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such rules are in effect on the date such arbitration is initiated by the Parties, except to the extent that such rules are inconsistent with the provisions of this Agreement and further provided that such expedited arbitration shall be concluded within sixty (60) days of the initiation of arbitration.  The arbitration shall be conducted by one arbitrator mutually selected by the Parties with significant experience in the pharmaceutical or biotechnology industry and with respect to the subject matter of the Dispute at issue.  If the Parties are unable to agree on an arbitrator within ten (10) business days, an arbitrator having the foregoing qualifications shall be designated by the AAA.

(c)          The Federal Arbitration Act, 9 U.S.C. §§ 1 and 16, and not state law, shall govern whether or not any Dispute that is subject to this Section 10.3 can be arbitrated.  The arbitrator shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Dispute.  The arbitrator shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery.  The Federal Rules of Evidence shall apply in toto.  The arbitrator may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(d)         The only monetary damages the arbitrator shall have the ability to award are compensatory damages.

(e)          Any award by the arbitrator shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision.  The award rendered by the arbitrator shall be final, binding and nonappealable, and judgment upon such award may be entered by any court of competent jurisdiction.  The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any Person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party’s financial statements.

(f)           Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party’s case (collectively, “Attorneys’ Fees”).  The remaining costs of the arbitration, including fees of the arbitrator, costs of records or transcripts and administrative fees (collectively, “Arbitration Costs”) shall be borne equally by the Parties.  Notwithstanding the foregoing, the arbitrator may modify the allocation of Arbitration Costs and award Attorneys’ Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys’ Fees to the prevailing Party as determined by the arbitrator.

10.4                        Jurisdiction and Venue. In connection with any dispute arising hereunder, each of the Parties hereby consents to the non-exclusive jurisdiction and venue of the U.S. federal courts located within the state of California and of the California state courts.  Each Party hereby irrevocably waives any right that it may have to assert that any such court lacks jurisdiction or that such forum is not convenient.

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10.5                        Compliance with Laws.  Each Party shall carry out its activities pursuant to this Agreement in compliance with all applicable supranational, national, state, provincial and other local laws, rules, regulations and guidelines.

10.6                        Notice.  All notices, payments or other communications required under this Agreement are deemed fully given when written, addressed and sent as follows:

All notices to GenSignia are mailed or e-mailed to:

Name:	Gabriele Cerrone
Address:	18 South Street, Mayfair, London, UK
E-mail:	Gabriele@gensignialtd.com
Phone:

With a copy to:

Name:	Ivor Elrifi
Address:	Cooley LLP, 1114 Ave of the Americas, New York, NY 10036
E-mail:	ielrifi@cooley.com
Phone:	212 479 6840

All notices to Trovagene are mailed or e-mailed to:

Name:	Michael Terry
Address:	11055 Flintkote Avenue, Suite B
San Diego, CA 92121
E-mail:	MTerry@trovagene.com
Phone:	858.952.7641

With a copy to:

Name:	Susan Hendrickson
Address:	Arnold & Porter, 555 Twelfth Street, Washington, DC 20004
E-mail:	Susan.Hendrickson@APORTER.com
Phone:	202 942 6751

10.7                        Waiver.  The failure on the part of a Party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter

10.8                        Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code and any similar law or regulation in any other country, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that all intellectual property rights licensed hereunder are part of the “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code subject to the protections afforded the non-terminating Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country.

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10.9                        Severability.  The provisions of this Agreement are severable.  If any item or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.  The Parties will use diligent good faith efforts to revise this Agreement as and to the extent reasonably necessary to effectuate their original intent and purpose under this Agreement.

10.10                 Force Majeure.  The performance by either Party of its respective obligations under this Agreement shall be excused during the period of time that such performance is delayed or prevented in whole or in part by acts of God, fire, floods, storms, explosions, epidemics, war, act or threat of terrorist activity, emergency, civil disorder, strikes, lockouts or other labor difficulties or shortages, or the like (each such event, an “Event of Force Majeure”), provided that the Party whose performance is affected by an Event of Force Majeure immediately notifies the other Party of the occurrence of such event and uses and continues to use commercially reasonable efforts to overcome the same and to resume performance hereunder.

10.11                 Entire Agreement; Modification.  This Agreement, including any exhibits expressly named and referenced herein, constitutes the entire agreement and understanding of the Parties and supersedes any prior agreements or understandings relating to the subject matter hereof.  Any modification of this Agreement shall be effective only to the extent it is reduced to writing and signed by a duly authorized representative of each Party hereto.

10.12                 Headings.  The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

10.13                 Independent Contractors.  It is expressly agreed that GenSignia and Trovagene shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither GenSignia nor Trovagene shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

10.14                 Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

10.15                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

10.16                 Exhibits. All Exhibits, schedules and other attachments to this Agreement, and amendments thereto, are by this reference incorporated herein and made a part of this Agreement.

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The persons executing this Agreement represent and warrant that they have the full power and authority to cause their respective entities to enter into this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Effective Date by their duly authorized representatives.

TROVAGENE, INC.			GENSIGNIA IP LTD

By:	/s/ Michael Terry		By:	/s/ Gabriele Cerrone
	Name:	Michael Terry		Name:	Gabriele Cerrone
	Title:	Executive Vice President,		Title:	Chairman
Commercial Operations

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EXHIBIT A: Patents

Appln./Pat. No.	Country	Title	Filing Date	Issue Date
8,486,626	US	Methods of detecting cell-free miRNA in urine and blood	08-22-2008	07-16-2013
2,195,450	EP	Methods of using mirna for detection of in vivo cell death	08-22-2008	04-03-2013
2008289447	AU	Methods of using mirna for detection of in vivo cell death	08-22-2008
2696403	CA	Methods of using mirna for detection of in vivo cell death	08-22-2008
200880113585	CN	Methods of using miRNA for detection of in vivo cell death	08-22-2008
2010-521887	JP	Methods of using miRNA for detection of in vivo cell death	08-22-2008
2006/DELNP/2010	IN	Methods of using miRNA for detection of in vivo cell death	08-22-2008
PCT/US2008/009991	PCT	Methods of using miRNA for detection of in vivo cell death	08-22-2008
60/965,871	US	Methods of using miRNA for detection of in vivo cell death	08-22-2007

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EXHIBIT B: Form of Assignment

ASSIGNMENT

Trovagene Inc. with offices at 11055 Flintkote Avenue, San Diego, California, 92121, the undersigned, for good and valuable consideration, the receipt of which is hereby acknowledged, confirm that we have sold and assigned, and do hereby assign, sell and transfer to GenSignia Inc., with offices at 3030 Bunker Hill Street, Suite 218, San Diego, California, 92109, and to its successors, assigns and legal representatives, collectively hereinafter referred to as the ASSIGNEE:  (1) our entire right, title and interest for the United States and in all countries, in and to any and all inventions, discoveries and applications which are disclosed in the United States Application and the International Patent Application entitled:

METHODS OF USING miRNA FOR DETECTION OF IN VIVO CELL DEATH

filed with the United States Patent and Trademark Office on August 22, 2007, and assigned Serial No. 60/965,871; filed with the United States Patent and Trademark Office on August 22, 2008, and assigned Serial No. 12/229,378, now U.S. Patent No. 8,486,626, issued July 16, 2013; and filed with the United States Patent and Trademark Office Receiving Office on August 22, 2008, and assigned International Application Serial No. PCT/US2008/009991, and wherein 12/229,378 and PCT/US2008/009991 claim priority to, and the benefit of, U.S. Provisional Application No. 60/965,871, filed on August 22, 2007, and including any national/regional phase applications, European Patent Application No. 08795523, now European Patent No. 2,195,450 B1, granted April 3, 2013, Australian Patent Application No. 2008289447, Canadian Patent Application No. 2696403, Chinese Patent Application No. 200880113585.0, Japanese Patent Application No. 2010-521887 and Indian Patent Application No. 2006/DELNP/2010, any renewals, revivals, reissues, reexaminations, extensions, continuations-in-part, continuations and divisions thereof and any substitute applications therefor; (2) the full and complete right to file patent applications in the name of the ASSIGNEE, its designee, or in my name as the ASSIGNEE, or its designee’s election, on the aforesaid inventions, discoveries and applications in all countries of the world; (3) the entire right, title and interest in and to any Letters Patent which may issue thereon in the United States or in any country, and any renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importation of the same; and (4) the entire right, title and interest in all Convention and Treaty Rights of all kinds thereon, including without limitation all rights of priority in any country of the world, in and to the above inventions, discoveries and applications.

We hereby authorize and request the competent authorities to grant and to issue any and all such Letters Patent in the United States and throughout the world to the ASSIGNEE of the entire right, title and interest therein, as fully and entirely as the same would have been held and enjoyed by us had this assignment, sale and transfer not been made.

We agree, at any time, upon the request of the ASSIGNEE, to execute and to deliver to the ASSIGNEE any additional applications for patents for said inventions and discoveries, or any part or parts thereof, and any applications for patents of confirmation, registration and importation based on any Letters Patent issuing on said inventions, discoveries, or applications and divisions, continuations, continuations-in-part, renewals, revivals, reissues, reexaminations and extensions thereof.

We further agree at any time to execute and to deliver upon request of the ASSIGNEE such additional documents, if any, as are necessary or desirable to secure patent protection on said inventions, discoveries and applications throughout all countries of the world, and otherwise to do the necessary to give full effect to and to perfect the rights of the ASSIGNEE under this Assignment, including the execution, delivery and procurement of any and all further documents evidencing this assignment, transfer and sale as may be necessary or desirable; provided that we shall be reimbursed for reasonable expenses that we may incur.

We hereby covenant that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this assignment.

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We further covenant that ASSIGNEE will, upon its request, be provided promptly with all pertinent facts and documents relating to said invention and said Letters Patent and legal equivalents as may be known and accessible to us and will testify as to the same in any interference, litigation or proceeding related thereto and will promptly execute and deliver to ASSIGNEE or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application, said invention and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof provided that we shall be reimbursed for reasonable expenses that we may incur.

Date:
Signature of: Authorized Agent of Trovagene, Inc.

State of

County of

On this              day of                                 , 2014, before me, the undersigned notary public, personally appeared                                             , proved to me through satisfactory evidence of identification, which was a                                             , to be the person whose name is signed on this document and who swore or affirmed to me that the contents of this document are truthful and accurate to the best of his/her knowledge and belief.

Notary Public

My commission expires